SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.         )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, For Use of the Commission Only
☐	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

COMPUTER ASSOCIATES INTERNATIONAL, INC.
(Name of Registrant as Specified in its Charter)

RANGER GOVERNANCE, LTD.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount previously paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

EXPLANATORY NOTE

        Ranger Governance, Ltd., a Texas limited partnership ("Ranger"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission in connection with a solicitation of proxies (the "Solicitation") in support of electing Ranger nominees to the board of directors of Computer Associates International, Inc. ("Computer Associates") at the 2001 annual meeting of stockholders of Computer Associates.

Table of Contents

Revised content of http://www.rangergov.com	Item 1

Contents of Item1

Joele Frank: Ranger - Letter to CA Shareholders

The Ranger Plan: A Better Way for CA (Internet Explorer)

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The Ranger Plan: A Better Way for CA (Netscape)

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